UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

126 Valley Road, Suite C
Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 2, 2014, Cortex Pharmaceuticals, Inc. (the “Company”) entered into a Release Agreement (the “Release Agreement”) with the Institute for the Study of Aging (the “Institute”) to settle an outstanding Promissory Note, dated May 30, 2000, issued by the Company in favor of the Institute for an initial principal amount of $247,300 (the “Note”), which was made pursuant to an Agreement to Accept Conditions of Loan Support, also dated May 30, 2000 (the “Loan Support Agreement”). At August 31, 2014, the amount owed under the Note, including accrued interest was approximately $337,000. Pursuant to the terms of the Release Agreement, the Institute received 1,000,000 restricted shares of the Company’s common stock as settlement of all obligations of the Company under the Note and the Loan Support Agreement. Such shares are “restricted securities” as defined under Rule 144 promulgated under the Securities Act of 1933, as amended, and are not subject to any registration rights. The Release Agreement also includes a mutual release between the Company and the Institute, releasing each party from all claims up until the date of the Release Agreement. The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Release Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: September 4, 2014	By:	/s/ Arnold S. Lippa
Arnold S. Lippa
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Release Agreement